IMMEDIATE RELEASE

TOWNSQUARE REPORTS STRONG THIRD QUARTER NET REVENUE (99% of Q3 2019)
AND ADJUSTED EBITDA (104% of Q3 2019)
Adjusted EBITDA Exceeds 2019 Levels for the Fourth Consecutive Quarter
Digital Revenue 47% of Total Net Revenue (Excluding Political) in YTD 2021
Raising 2021 Guidance

Purchase, NY – November 2, 2021 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today financial results for the third quarter ended September 30, 2021.

"Townsquare’s strong performance continued in the third quarter of 2021, highlighted by robust year-over-year net revenue, Adjusted EBITDA, and net income growth. Adjusted EBITDA surpassed 2019 levels for the fourth consecutive quarter, and net revenue was at 99% of 2019 levels. In the third quarter of 2021, net revenue increased +17% year over year (-1% vs. Q3 2019), Adjusted EBITDA increased +67% year over year (+4% vs. Q3 2019), and net income increased $11.6 million year over year (+77% vs. Q3 2019),” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “As a Digital First Company with approximately 47% of total net revenue (excluding political) coming from our digital platform and solutions, we continue to separate ourselves from the local competition. In the third quarter, total digital revenue increased +20% year over year (+29% vs. Q3 2019), and we expect double-digit digital net revenue growth to continue, fueling the growth of our digital platform from $188 million of revenue (on a trailing twelve-month basis as of September 30, 2021) to $250 million in just three short years. Our digital revenue growth, combined with strong profit growth, allowed us to reduce net leverage to 4.9x as of September 30th, a meaningful reduction of 2.9x year over year."

Mr. Wilson added, "I am incredibly proud of the Townsquare Team and the results we have delivered to date, which sets us up to noticeably exceed 2019’s Adjusted EBITDA in FY 2021, marking a record profit level for our Company. Although COVID is far from over, we have been able to achieve our revenue and EBITDA targets faster than we had initially planned for while gaining market share. As such, we are quickly moving towards our ultimate goal of being the number one local media company in each of our 67 markets."

Third Quarter Highlights*
•As compared to the third quarter of 2020:
•Net revenue increased 16.7%, and 21.8% excluding political revenue
•Net income increased $11.6 million to $12.9 million
•Adjusted EBITDA increased 66.5%
•Digital net revenue increased 20.2%
•Townsquare Interactive net subscription revenue increased 16.2% to $21.1 million
•Townsquare Interactive Adjusted Operating Income increased 12.6% to $6.2 million
•Advertising net revenue increased 13.3%, and 19.5% excluding political revenue
•Live Events net revenue increased $2.7 million
•Net revenue achieved 98.9% of Q3 2019 levels, and 99.6% excluding Live Events
•Diluted income per share was $0.64, and Adjusted Net Income per diluted share was $0.54
•Townsquare Interactive added approximately 1,000 net subscribers

Year to Date Highlights*
•As compared to the nine months ended September 30, 2020:
•Net revenue increased 16.9%, and 19.3% excluding political revenue
•Net income increased $101.9 million to $16.9 million
•Adjusted EBITDA increased 126.8%
•Digital net revenue increased 22.7%
•Townsquare Interactive net subscription revenue increased 17.0% to $60.3 million
•Townsquare Interactive Adjusted Operating Income increased 19.9% to $18.2 million
•Advertising net revenue increased 16.4%, and 19.4% excluding political revenue

•Live Events net revenue increased 59.9%
•Net revenue achieved 96.3% of September YTD 2019 levels, and 99.7% excluding Live Events
•Generated Cash Flows from Operations of $38.2 million
•Issued $550.0 million of 6.875% senior secured notes due 2026
•Completed the repurchase of 100% of Oaktree Capital’s equity interest in the Company for $6.40 per security, representing a 19% discount to the pre-announcement share price (39% as of the March 9, 2021 closing date)
•Townsquare Interactive added approximately 3,200 net subscribers

*See below for discussion of non-GAAP measures.

Guidance
Based on the Company’s third quarter results and its outlook for the remainder of 2021, Townsquare is updating its net revenue and Adjusted EBITDA guidance for the full year 2021 as follows:
•For the full year 2021, net revenue is expected to be at least $415 million (96% of 2019 net revenue, and 99% excluding Live Events net revenue), which is an increase of $5 million from previous guidance
•For the full year 2021, Adjusted EBITDA is expected to be between $104 million and $105 million (102% to 103% of 2019 Adjusted EBITDA), which is an increase of $2 million to $3 million from previous guidance

Segment Reporting
We have three reportable operating segments, Townsquare Interactive, our digital marketing solutions subscription business, Advertising, which includes broadcast and digital advertising products and solutions, and Live Events, which is comprised of the Company’s live events, including concerts, expositions and other experiential events.

Quarter Ended September 30, 2021 Compared to the Quarter Ended September 30, 2020

Net Revenue
Net revenue for the quarter ended September 30, 2021 increased $15.9 million, or 16.7%, to $111.3 million, as compared to $95.4 million in the same period last year. Townsquare Interactive net subscription revenue increased $2.9 million, or 16.2%, to $21.1 million, Advertising net revenue increased $10.3 million, or 13.3%, to $87.4 million, and Live Events net revenue increased $2.7 million to $2.7 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $19.8 million, or 21.8%, to $110.7 million, and Advertising net revenue increased $14.2 million, or 19.5%, to $86.8 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended September 30, 2021 increased $11.6 million, or 66.5%, to $29.2 million, as compared to $17.5 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $14.9 million, or 108.9%, to $28.7 million, as compared to $13.7 million in the same period last year.

Net Income
Net income for the quarter ended September 30, 2021 increased $11.6 million to $12.9 million, as compared to $1.3 million in the same period last year.

Nine Months Ended September 30, 2021 Compared to the Nine Months Ended September 30, 2020

Net Revenue
Net revenue for the nine months ended September 30, 2021, increased $44.5 million or 16.9%, to $307.4 million, as compared to $262.8 million in the same period last year. Townsquare Interactive net subscription revenue increased $8.8 million, or 17.0%, to $60.3 million, Advertising net revenue increased $34.3 million, or 16.4%, to $243.1 million, and Live Events net revenue increased $1.5 million, or 59.9%, to $3.9 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $49.4 million, or 19.3%, to $305.6 million, and Advertising net revenue increased $39.2 million, or 19.4%, to $241.3 million.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2021, increased $44.5 million, or 126.8%, to $79.5 million, as compared to $35.1 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $48.6 million, or 165.3%, to $78.0 million, as compared to $29.4 million in the same period last year.

Net Income (Loss)
Net income for the nine months ended September 30, 2021, increased $101.9 million to $16.9 million, as compared to a net loss of $85.1 million in the same period last year. Net loss in 2020 was primarily driven by approximately $109.1 million of non-cash impairment charges, primarily related to our FCC licenses.

Liquidity and Capital Resources
As of September 30, 2021, we had a total of $31.3 million of cash and cash equivalents and $550.0 million of outstanding indebtedness, representing 5.2x and 4.9x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended September 30, 2021 of $106.6 million.

The table below presents a summary, as of October 29, 2021, of our outstanding common stock, and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding	Description
Class A common stock	12,463,545	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	3,461,341	No votes.[1]
Warrants	10,622	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $1.[2]
Total	16,750,804
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[2] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2021 financial results on Tuesday, November 2, 2021 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13723560. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through November 9, 2021. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 13723560. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media, digital marketing solutions and radio company focused outside the Top 50 markets in the U.S. Our assets include Townsquare Interactive, a digital marketing services subscription business providing websites, search engine optimization, social platforms and online reputation management for approximately 25,950 SMBs; Townsquare IGNITE, a proprietary digital programmatic advertising technology with an in-house demand and data management platform; and Townsquare Media, our portfolio of 322 local terrestrial radio stations in 67 cities with corresponding local news and entertainment websites and apps including legendary brands such as WYRK.com, WJON.com, and NJ101.5.com along with a network of national music brands including XXLmag.com, TasteofCountry.com, UltimateClassicRock.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. Risks and uncertainties that could have a material impact on our business and financial results include, but are not limited to, general economic conditions in the United States, or in the specific markets in which we currently do business, industry conditions, legislative or regulatory requirements, the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on our business, financial results, cash flows and liquidity, as well as the impact on our clients and customers, the success of our mitigation efforts in response to the COVID-19 pandemic, our performance in any recovery from the COVID-19 pandemic, the performance of financial and credit markets, our ability to comply with the covenants and obligations under our outstanding debt, including meeting required payments of principal and interest, our ability to access debt or equity capital on attractive terms or at all, potential downgrades to our credit ratings, and certain other events, including future disease outbreaks and pandemics. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021, for a discussion of additional factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, loss (gain) on extinguishment and modification of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of long-lived and intangible assets, change in fair value of investment, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment of long-lived and intangible assets, change in fair value of investment, net loss (gain) on sale and retirement of assets, loss (gain) on extinguishment and modification of debt, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of September 30, 2021, divided by our Adjusted EBITDA for the twelve months ended September 30, 2021. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, except share and per share data)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$31,289	$83,229
Accounts receivable, net of allowance of $7,296 and $7,051, respectively	57,918	58,634
Prepaid expenses and other current assets	10,601	12,428
Total current assets	99,808	154,291
Property and equipment, net	106,117	111,871
Intangible assets, net	280,211	281,160
Goodwill	157,947	157,947
Investments	20,871	11,501
Operating lease right-of-use-assets	44,646	48,290
Other assets	1,502	2,948
Restricted cash	494	494
Total assets	$711,596	$768,502
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,517	$9,056
Deferred revenue	8,824	8,847
Accrued compensation and benefits	11,304	12,462
Accrued expenses and other current liabilities	20,392	21,524
Operating lease liabilities, current	7,405	7,517
Accrued interest	6,301	6,350
Total current liabilities	64,743	65,756
Long-term debt, net of deferred finance costs of $9,081 and $2,369, respectively	540,919	543,428
Deferred tax liability	16,396	10,326
Operating lease liability, net of current portion	40,369	44,661
Other long-term liabilities	3,357	3,576
Total liabilities	665,784	667,747
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 12,440,045 and 14,436,065 shares issued and outstanding, respectively	124	144
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 2,966,669 shares issued and outstanding, respectively	8	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,461,341 and 1,636,341 shares issued and outstanding, respectively	35	17
Total common stock	167	191
Additional paid-in capital	300,879	369,672
Accumulated deficit	(258,083)	(272,602)
Non-controlling interest	2,849	3,494
Total stockholders’ equity	45,812	100,755
Total liabilities and stockholders’ equity	$711,596	$768,502

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$111,280	$95,356	$307,379	$262,844
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	75,719	71,088	211,837	207,046
Depreciation and amortization	4,821	5,248	14,546	15,293
Corporate expenses	6,410	6,764	15,996	20,724
Stock-based compensation	877	430	2,833	1,611
Transaction costs	2	384	5,107	2,624
Business realignment costs	484	472	740	2,639
Impairment of long-lived and intangible assets	—	1,343	95	109,058
Net (gain) loss on sale and retirement of assets	(14)	92	613	80
Total operating costs and expenses	88,299	85,821	251,767	359,075
Operating income (loss)	22,981	9,535	55,612	(96,231)
Other expense (income):
Interest expense, net	9,816	7,692	29,780	23,713
Loss (gain) on extinguishment and modification of debt	—	—	5,997	(1,159)
Other (income) expense, net	(3,078)	81	(3,455)	(653)
Income (loss) from operations before tax	16,243	1,762	23,290	(118,132)
Income tax provision (benefit)	3,349	451	6,431	(33,044)
Net income (loss)	$12,894	$1,311	$16,859	$(85,088)

Net income (loss) attributable to:
Controlling interests	$12,405	$795	$15,288	$(86,537)
Non-controlling interests	$489	$516	$1,571	$1,449

Basic income (loss) per share:
Attributable to common shares	$0.75	$0.03	$0.79	$(4.68)
Attributable to participating shares	$0.75	$0.03	$0.79	$0.08

Diluted income (loss) per share:	$0.64	$0.03	$0.71	$(4.68)

Weighted average shares outstanding:
Basic attributable to common shares	16,386	18,683	16,917	18,627
Basic attributable to participating shares	88	8,978	2,333	8,978
Diluted	19,384	27,688	21,657	27,605
Cash dividend declared per share	$—	$—	$—	$0.075

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$16,859	$(85,088)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,546	15,293
Amortization of deferred financing costs	1,129	1,173
Non-cash lease income	(106)	(178)
Net deferred taxes and other	6,070	(33,403)
Provision for doubtful accounts	1,718	3,470
Stock-based compensation expense	2,833	1,611
Loss (gain) on extinguishment and modification of debt	5,997	(1,159)
Write-off of deferred financing costs	—	79
Trade activity, net	(9,994)	(6,550)
Impairment of long-lived and intangible assets	95	109,058
Net loss on sale and retirement of assets	613	80
Gain on insurance recoveries	(362)	(1,206)
Gain on lease settlement	(233)	—
Gain on sale of investments	(446)
Gain on sale of investment and investment related transaction	(2,924)	—
Other	289	6
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(1,148)	9,397
Prepaid expenses and other assets	3,259	(2,032)
Accounts payable	1,409	(3,103)
Accrued expenses	(569)	10,538
Accrued interest	(49)	6,204
Other long-term liabilities	(789)	(352)
Net cash provided by operating activities - continuing operations	38,197	23,838
Net cash used in operating activities - discontinued operations	(33)	(390)
Net cash provided by operating activities	38,164	23,448
Cash flows from investing activities:
Purchase of property and equipment	(7,840)	(11,254)
Purchase of investments	(278)	(400)
Proceeds from insurance recoveries	362	1,313
Proceeds from sale of investments and investment related transactions	716	—
Proceeds from sale of assets	955	212
Net cash used in investing activities	(6,085)	(10,129)
Cash flows from financing activities:
Repayment of term loans	(272,381)	(9,951)
Repurchase of 2023 Notes	(273,416)	(3,573)
Proceeds from the issuance of 2026 Notes	550,000	—
Prepayment fee on 2023 Notes	(4,443)	—
Deferred financing cost	(9,027)	—
Repurchase of Oaktree securities	(80,394)	—
Transaction costs related to Oaktree securities repurchase	(1,556)	—
Borrowings under the revolving credit facility	—	50,000
Repayment of borrowings under the revolving credit facility	—	(50,000)
Dividend payments	(60)	(4,201)
Proceeds from stock options exercised	10,931	49
Repurchase of stock	(1,400)	—
Cash distribution to non-controlling interests	(2,216)	(1,164)
Repayments of capitalized obligations	(57)	(34)
Net cash used in financing activities	(84,019)	(18,874)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(51,940)	(5,555)
Beginning of period	83,723	85,161
End of period	$31,783	$79,606

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$28,693	$16,780
Income taxes	634	1,311

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$—	$22
Investments acquired in exchange for advertising(1)	6,438	2,300
Property and equipment acquired in exchange for advertising(1)	1,945	3,648
Accrued capital expenditures	120	826
Accrued transaction cost	150	—
Deferred payment for software licenses	—	853

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$7,695	$8,236
Right-of-use assets obtained in exchange for operating lease obligations	$2,246	$9,416

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$31,289	$79,112
Restricted cash	494	494
	$31,783	$79,606

(1) Represents total advertising services to be provided by the Company in exchange for equity interests and property and equipment acquired during each of the nine months ended September 30, 2021 and 2020, respectively. As the advertising services are performed, revenue related to the services provided is reflected as a component of Trade activity, net within net cash provided by operating activities. As of September 30, 2021 and September 30, 2020, $0.1 million and $1.2 million, respectively, in advertising services remained to be provided in future periods in exchange for equity interests that were acquired during each of the nine months ended September 30, 2021 and 2020. Refer to Note 6, Investments, in the accompanying Notes to Consolidated Financial Statements for additional information related to our investments.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Advertising net revenue	$87,402	$77,109	13.3%	$243,083	$208,780	16.4%
Townsquare Interactive net revenue	21,130	18,181	16.2%	60,347	51,595	17.0%
Live Events net revenue	2,748	66	**	3,949	2,469	59.9%
Net revenue	111,280	95,356	16.7%	307,379	262,844	16.9%
Advertising direct operating expenses	58,381	58,235	0.3%	166,551	168,527	(1.2)%
Townsquare Interactive direct operating expenses	14,954	12,694	17.8%	42,144	36,414	15.7%
Live Events direct operating expenses	2,384	159	**	3,142	2,105	49.3%
Direct operating expenses	75,719	71,088	6.5%	211,837	207,046	2.3%
Depreciation and amortization	4,821	5,248	(8.1)%	14,546	15,293	(4.9)%
Corporate expenses	6,410	6,764	(5.2)%	15,996	20,724	(22.8)%
Stock-based compensation	877	430	104.0%	2,833	1,611	75.9%
Transaction costs	2	384	(99.5)%	5,107	2,624	94.6%
Business realignment costs	484	472	2.5%	740	2,639	(72.0)%
Impairment of long-lived and intangible assets	—	1,343	(100.0)%	95	109,058	**
Net (gain) loss on sale and retirement of assets	(14)	92	**	613	80	**
Total operating costs and expenses	88,299	85,821	2.9%	251,767	359,075	(29.9)%
Operating income (loss)	22,981	9,535	141.0%	55,612	(96,231)	**
Other expense (income):
Interest expense, net	9,816	7,692	27.6%	29,780	23,713	25.6%
Loss (gain) on extinguishment and modification of debt	—	—	**	5,997	(1,159)	**
Other (income) expense, net	(3,078)	81	**	(3,455)	(653)	429.1%
Income (loss) from operations before tax	16,243	1,762	**	23,290	(118,132)	**
Income tax provision (benefit)	3,349	451	**	6,431	(33,044)	**
Net income (loss)	$12,894	$1,311	**	$16,859	$(85,088)	**
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three and nine months ended September 30, 2021, and 2020, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)
	2021	2020	% Change	2021	2020	% Change
Advertising net revenue	$87,402	$77,109	13.3%	$243,083	$208,780	16.4%
Townsquare Interactive net revenue	21,130	18,181	16.2%	60,347	51,595	17.0%
Live Events net revenue	2,748	66	**	3,949	2,469	59.9%
Net revenue	$111,280	$95,356	16.7%	$307,379	$262,844	16.9%
Advertising Adjusted Operating Income	29,021	18,874	53.8%	76,532	40,253	90.1%
Townsquare Interactive Adjusted Operating Income	6,176	5,487	12.6%	18,203	15,181	19.9%
Live Events Adjusted Operating Income (Loss)	364	(93)	**	807	364	121.7%
Adjusted Operating Income	$35,561	$24,268	46.5%	$95,542	$55,798	71.2%
** not meaningful

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and nine months ended September 30, 2021, and 2020, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)
	2021	2020	% Change	2021	2020	% Change
Advertising net revenue	$87,402	$77,109	13.3%	$243,083	$208,780	16.4%
Townsquare Interactive net revenue	21,130	18,181	16.2%	60,347	51,595	17.0%
Live Events net revenue	2,748	66	**	3,949	2,469	59.9%
Net revenue	$111,280	$95,356	16.7%	$307,379	$262,844	16.9%
Advertising political revenue	575	4,450	(87.1)%	1,778	6,664	(73.3)%
Townsquare Interactive political revenue	—	—	—	—	—	—
Live Events political revenue	—	—	—	—	—	—
Political revenue	$575	$4,450	(87.1)%	$1,778	$6,664	(73.3)%
Advertising net revenue (ex. political)	86,827	72,659	19.5%	$241,305	$202,116	19.4%
Townsquare Interactive net revenue (ex. political)	21,130	18,181	16.2%	60,347	51,595	17.0%
Live Events net revenue (ex. political)	2,748	66	**	3,949	2,469	59.9%
Net revenue (ex. political)	$110,705	$90,906	21.8%	$305,601	$256,180	19.3%
** not meaningful

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income (Loss) for the three and nine months ended September 30, 2021, and 2020, respectively (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2021	2020	2021	2020
Net income (loss)	$12,894	$1,311	$16,859	$(85,088)
Income tax provision (benefit)	3,349	451	6,431	(33,044)
Income (loss) from operations before income taxes	16,243	1,762	23,290	(118,132)
Transaction costs	2	384	5,107	2,624
Business realignment costs	484	472	740	2,639
Impairment of long-lived and intangible assets	—	1,343	95	109,058
Net (gain) loss on sale and retirement of assets	(14)	92	613	80
Loss (gain) on extinguishment and modification of debt	—	—	5,997	(1,159)
Change in fair value of investment	(2,924)	—	(2,924)	—
Gain on insurance recoveries	(137)	(141)	(362)	(1,206)
Net income attributable to non-controlling interest, net of income taxes	(489)	(516)	(1,571)	(1,449)
Adjusted net income (loss) before income taxes	13,165	3,396	30,985	(7,545)
Income tax provision (benefit)	2,714	869	8,556	(2,110)
Adjusted Net Income (Loss)	$10,451	$2,527	$22,429	$(5,435)

Adjusted Net Income (Loss) Per Share:
Basic	$0.64	$0.14	$1.33	$(0.29)
Diluted	$0.54	$0.09	$1.04	$(0.29)

Weighted average shares outstanding:
Basic	16,386	18,683	16,917	18,627
Diluted	19,384	27,668	21,657	27,605

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2021, and 2020, respectively (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2021	2020	2021	2020
Net income (loss)	$12,894	$1,311	$16,859	$(85,088)
Income tax provision (benefit)	3,349	451	6,431	(33,044)
Interest expense, net	9,816	7,692	29,780	23,713
Loss (gain) on extinguishment and modification of debt	—	—	5,997	(1,159)
Depreciation and amortization	4,821	5,248	14,546	15,293
Stock-based compensation	877	430	2,833	1,611
Transaction costs	2	384	5,107	2,624
Business realignment costs	484	472	740	2,639
Impairment of long-lived and intangible assets	—	1,343	95	109,058
Change in fair value of investment	(2,924)	—	(2,924)	—
Other (a)	(168)	173	82	(573)
Adjusted EBITDA	$29,151	$17,504	$79,546	$35,074
Political Adjusted EBITDA	(489)	(3,783)	(1,511)	(5,664)
Adjusted EBITDA (Excluding Political)	$28,662	$13,721	$78,035	$29,410
Political Adjusted EBITDA	489	3,783	1,511	5,664
Net cash paid for interest	(21,542)	(1,034)	(28,693)	(16,780)
Capital expenditures	(3,001)	(2,911)	(7,840)	(11,254)
Cash paid for taxes	(150)	(867)	(634)	(1,311)
Adjusted EBITDA Less Interest, Capex and Taxes	$4,458	$12,692	$42,379	$5,729
(a) Other includes net loss (gain) on sale and retirement of assets and other income, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2021 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	September 30, 2021
Net income (loss)	$4,537	$(6,109)	$10,074	$12,894	$21,396
Income tax provision (benefit)	9,186	(895)	3,977	3,349	15,617
Interest expense, net	7,707	10,155	9,809	9,816	37,487
Loss on extinguishment and modification of debt	—	5,997	—	—	5,997
Depreciation and amortization	4,814	4,729	4,996	4,821	19,360
Stock-based compensation	473	1,062	894	877	3,306
Transaction costs	29	4,715	390	2	5,136
Business realignment costs	450	190	66	484	1,190
Impairment of long-lived and intangible assets	—	—	95	—	95
Change in fair value of investment	—	—	—	(2,924)	(2,924)
Other (a)	(164)	256	(6)	(168)	(82)
Adjusted EBITDA	$27,032	$20,100	$30,295	$29,151	$106,578
(a) Other includes net loss (gain) on sale and retirement of assets and other income, net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income (Loss) by segment for the three months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended September 30, 2021
	(Unaudited)
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$25,640	$5,905	$314	$(8,878)	$22,981
Depreciation and amortization	3,306	143	41	1,331	4,821
Corporate expenses	—	—	—	6,410	6,410
Stock-based compensation	75	128	2	672	877
Transaction costs	—	—	—	2	2
Business realignment costs	—	—	7	477	484
Net gain on sale and retirement of assets	—	—	—	(14)	(14)
Adjusted Operating Income	$29,021	$6,176	$364	$—	$35,561

	Three Months Ended September 30, 2020
	(Unaudited)
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$14,213	$5,340	$(1,082)	$(8,936)	$9,535
Depreciation and amortization	3,856	131	128	1,133	5,248
Corporate expenses	—	—	—	6,764	6,764
Stock-based compensation	37	16	2	375	430
Transaction costs	—	—	—	384	384
Business realignment costs	—	—	284	188	472
Impairment of long-lived and intangible assets	768	—	575	—	1,343
Net loss on sale and retirement of assets	—	—	—	92	92
Adjusted Operating Income (Loss)	$18,874	$5,487	$(93)	$—	$24,268

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the nine months ended September 30, 2021, and 2020 (in thousands):

	Nine Months Ended September 30, 2021
	(Unaudited)
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$66,065	$16,952	$644	$(28,049)	$55,612
Depreciation and amortization	10,170	840	127	3,409	14,546
Corporate expenses	—	—	—	15,996	15,996
Stock-based compensation	297	411	11	2,114	2,833
Transaction costs	—	—	—	5,107	5,107
Business realignment costs	—	—	25	715	740
Impairment of long-lived and intangible assets	—	—	—	95	95
Net loss on sale and retirement of assets	—	—	—	613	613
Adjusted Operating Income	$76,532	$18,203	$807	$—	$95,542

	Nine Months Ended September 30, 2020
	(Unaudited)
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating (loss) income	$(79,086)	$14,720	$(895)	$(30,970)	$(96,231)
Depreciation and amortization	10,740	398	393	3,762	15,293
Corporate expenses	—	—	—	20,724	20,724
Stock-based compensation	116	63	7	1,425	1,611
Transaction costs	—	—	—	2,624	2,624
Business realignment costs	—	—	284	2,355	2,639
Impairment of long-lived and intangible assets	108,483	—	575	—	109,058
Net loss on sale and retirement of assets	—	—	—	80	80
Adjusted Operating Income	$40,253	$15,181	$364	$—	$55,798